Exhibit 99.1

Paylocity Announces First Quarter Fiscal Year 2015 Financial Results

•                  Q1 2015 Total Revenue of $31.1 million, up 39% year-over-year

•                  Recurring Revenue of $29.5 million, up 40% year-over-year

Arlington Heights, IL. — November 6, 2014 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the first quarter of fiscal year 2015, which ended September 30, 2014.

“We are off to a very good start in the first quarter with recurring revenue growth of 40%.  We continue to see strong demand for our unified payroll and HCM platform as evidenced by the strong performance of our sales organization in the quarter,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “In October, we had the opportunity to share our product roadmap with nearly 600 users at our annual client conference.  We are pleased to report that our increased investments in R&D are already yielding positive results.  Our preview of the mobile and analytics initiatives in our upcoming November release generated significant excitement from the conference attendees.”

First Quarter 2015 Financial Highlights

Revenue:

•                  Total revenue was $31.1 million, an increase of 39% from the first quarter of fiscal year 2014.

•                  Total recurring revenue was $29.5 million, representing 95% of total revenue and an increase of 40% from the first quarter of fiscal year 2014.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $0.4 million compared to Adjusted EBITDA of $1.2 million in the first quarter of fiscal year 2014.

Operating Loss:

•                  Non-GAAP operating loss was ($1.6) million, compared to non-GAAP operating loss of ($0.3) million in the first quarter of fiscal year 2014.

•                  GAAP operating loss was ($4.9) million, compared to an operating loss of ($0.4) million in the first quarter of fiscal year 2014.

Net Income (Loss):

•                  Non-GAAP net loss was ($1.4) million, compared to non-GAAP net income of $0.1 million for the first quarter of fiscal year 2014. Non-GAAP net loss per share was ($0.03) for the three months ended September 30, 2014, based on 49.6 million diluted weighted average common shares outstanding. On a pro forma basis, assuming conversion of all outstanding preferred shares as of July 1, 2013, non-GAAP net loss per share was $0.00 for the first quarter of fiscal year 2014, based on 43.9 million diluted weighted average common shares outstanding.

•                  GAAP net loss was ($4.9) million, compared to a net loss of nil for the first quarter of fiscal year 2014. Net loss per share was ($0.10) for the three months ended September 30, 2014 based on 49.6 million diluted weighted average common shares outstanding. On a pro forma basis assuming conversion of all outstanding preferred shares as of July 1, 2013, net loss per share was nil for the first quarter of fiscal year 2014, based on 43.9 million diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $72.8 million at the end of the quarter.

•                  Cash flow from operations for the first quarter of fiscal year 2015 was ($0.2) million compared to $0.3 million for the first quarter of fiscal year 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of November 6, 2014, Paylocity is issuing guidance for the second quarter and full fiscal year 2015 as indicated below.

Second Quarter 2015:

•                  Total revenue is expected to be in the range of $31.3 million to $32.3 million.

•                  Adjusted EBITDA is expected to be a loss in the range of ($2.25) million to ($1.25) million.

•                  Non-GAAP net loss is expected to be in the range of ($4.5) million to ($3.5) million, or ($0.09) to ($0.07) per share, based on 49.6 million basic weighted average common shares outstanding.

Fiscal Year 2015:

•                  Total revenue is expected to be in the range of $141.0 million to $145.0 million.

•                  Adjusted EBITDA is expected to be in the range of $2.0 million to $4.0 million.

•                  Non-GAAP net loss is expected to be in the range of ($6.5) million to ($4.5) million, or ($0.13) to ($0.09) per share, based on 49.6 million basic weighted average common shares outstanding.

Conference Call Details

Paylocity will host a conference call to discuss its first quarter results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 21430483. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense. Adjusted gross profit and adjusted recurring gross profit are adjusted for stock-based compensation expense and amortization of capitalized research and development costs. Non-GAAP operating income (loss) is adjusted for stock-based compensation expense, non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted for stock-based compensation expense and amortization of acquired intangibles. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to attract new clients to enter into subscriptions for its services; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry; changes in the competitive environment in Paylocity’s industry and the market in which it operates; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 22, 2014.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	September 30,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$78,848	$72,843
Accounts receivable, net	756	799
Prepaid expenses and other	2,694	3,072
Deferred income tax assets, net	706	706

Total current assets before funds held for clients	83,004	77,420
Funds held for clients	417,261	432,225

Total current assets	500,265	509,645

Long-term prepaid expenses	313	303
Capitalized software, net	5,093	5,574
Property and equipment, net	13,125	14,038
Intangible assets, net	6,320	6,130
Goodwill	3,035	3,035

Total assets	$528,151	$538,725

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities:

Accounts payable	$2,133	$1,520
Taxes payable	5	10
Consideration related to acquisition	2,985	600
Accrued expenses	10,744	10,777

Total current liabilities before client fund obligations	15,867	12,907
Client fund obligations	417,261	432,225

Total current liabilities	433,128	445,132
Deferred rent	3,175	3,089
Deferred income tax liabilities, net	714	734

Total liabilities	$437,017	$448,955

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2014 and September 30, 2014	—	—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, and September 30, 2014, 49,564 shares issued and outstanding at June 30, 2014; and 49,577 shares issued and outstanding at September 30, 2014	50	50
Additional paid-in capital	125,255	128,766
Accumulated deficit	(34,171)	(39,046)
Total stockholders’ equity	$91,134	$89,770
Total liabilities and stockholders’ equity	$528,151	$538,725

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,
	2013	2014
Revenues:
Recurring fees	$20,738	$29,142
Interest income on funds held for clients	353	363
Total recurring revenues	21,091	29,505
Implementation services and other	1,278	1,604
Total revenues	22,369	31,109
Cost of revenues:
Recurring revenues	7,993	10,057
Implementation services and other	3,754	5,395
Total cost of revenues	11,747	15,452
Gross profit	10,622	15,657
Operating expenses:
Sales and marketing	5,189	9,078
Research and development	1,956	4,027
General and administrative	3,911	7,448
Total operating expenses	11,056	20,553
Operating loss	(434)	(4,896)
Other income (expense)	28	49
Loss before income taxes	(406)	(4,847)
Income tax (benefit) expense	(362)	28
Net loss	$(44)	$(4,875)
Net loss attributable to common stockholders	$(825)	$(4,875)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	31,988	49,566

Stock-based compensation expense for each of the three months ended September 30 are included in the above line items:

	Three months ended September 30,
	2013	2014
Cost of revenue – recurring	$—	$348
Cost of revenue – implementation services and other	—	291
Sales and marketing	—	884
Research and development	—	535
General and administrative	181	1,225
Total stock-based compensation expense	$181	$3,283

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,
	2013	2014
Cash flows provided by operating activities:

Net loss	$(44)	$(4,875)
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation	181	3,283
Depreciation and amortization	1,391	1,931
Deferred income tax (benefit) expense	(361)	20
Provision for doubtful accounts	15	42
Loss on disposal of equipment	—	30
Changes in operating assets and liabilities:
Accounts receivable	(94)	(85)
Prepaid expenses	(695)	(368)
Trade accounts payable	172	(245)
Accrued expenses	(267)	67
Net cash provided by (used in) operating activities	298	(200)

Cash flows from investing activities:
Capitalized internally developed software costs	(1,024)	(912)
Purchases of property and equipment	(1,412)	(2,499)
Payments for acquisition	—	(2,385)
Net change in funds held for clients	64,346	(14,964)
Net cash provided by (used in) investing activities	61,910	(20,760)

Cash flows from financing activities:
Net change in client funds obligation	(64,346)	14,964
Payments on initial public offering costs	—	(75)
Proceeds from exercise of stock options	—	66
Principal payments on long-term debt	(157)	—
Net cash (used in) provided by financing activities	(64,503)	14,955
Net Change in Cash and Cash Equivalents	(2,295)	(6,005)
Cash and Cash Equivalents—Beginning of Year	7,594	78,848
Cash and Cash Equivalents—End of Year	$5,299	$72,843
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchase of property and equipment, accrued but not paid	$70	$488
Supplemental disclosure of cash flow information
Cash paid for income taxes	$195	$2
Cash paid for interest	$25	—

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended September 30,
	2013	2014
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$10,622	$15,657
Amortization of capitalized research and development costs	605	593
Stock-based compensation expense	—	639
Adjusted gross profit	$11,227	$16,889

	Three months Ended September 30,
	2013	2014
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$21,091	$29,505
Cost of recurring revenues	7,993	10,057
Recurring gross profit	13,098	19,448
Amortization of capitalized research and development costs	605	593
Stock-based compensation expense	—	348
Adjusted recurring gross profit	$13,703	$20,389

	Three months Ended September 30,
	2013	2014
Reconciliation from net loss to Adjusted EBITDA:
Net loss	$(44)	$(4,875)
Interest expense	22	—
Income tax expense (benefit)	(362)	28
Depreciation and amortization	1,391	1,931
EBITDA	1,007	(2,916)
Stock-based compensation expense	181	3,283
Adjusted EBITDA	$1,188	$367

	Three months Ended September 30,
	2013	2014
Reconciliation from operating loss to non-GAAP operating loss:
Operating loss	$(434)	$(4,896)
Stock-based compensation expense	181	3,283
Non-GAAP operating loss	$(253)	$(1,613)

	Three months Ended September 30,
	2013	2014
Reconciliation from net loss to non-GAAP net income (loss):
Net loss	$(44)	$(4,875)
Stock-based compensation expense, net of tax implications	110	3,283
Amortization of acquired intangibles	—	190
Non-GAAP net income (loss)	$66	$(1,402)

	Three months Ended September 30,
	2013	2014
Calculation of non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$66	$(1,402)
Pro forma weighted average number of shares of common stock	43,921	49,566
Non-GAAP net income (loss) per share	$0.00	$(0.03)